EXHIBIT 21
WESTROCK COMPANY SIGNIFICANT SUBSIDIARIES OF WESTROCK COMPANY as of September 30, 2015

Name	State or Jurisdiction of Incorporation
MeadWestvaco Holdings B.V.	The Netherlands
MeadWestvaco Virginia Corporation	Delaware
MWV International Holdings S.a.r.l.	Luxembourg
MWV Luxembourg, S.a.r.l.	Luxembourg
Stone Global Inc.	Delaware
WestRock - Solvay, LLC	Delaware
WestRock - Southern Container, LLC	Delaware
WestRock California lnc.	California
WestRock Canada Holdings Inc.	Georgia
WestRock Company of Canada Holdings Corp.	Nova Scotia, Canada
WestRock Company of Canada Inc.	Quebec, Canada
WestRock Converting Company	Georgia
WestRock CP, LLC	Delaware
WestRock MWV, LLC	Delaware
WestRock RKT Company	Georgia
WestRock Shared Services, LLC	Georgia